UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2017

Double Eagle Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37552	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2121 Avenue of the Stars, Suite 2300

Los Angeles, CA 90067

(Address, including zip code, of principal executive offices)

(310) 209-7280

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(c)   On April 11, 2017, Double Eagle Acquisition Corp. (the “Company”) received a Letter of Reprimand (the “Letter”) from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) relating to a period of noncompliance by the Company with NASDAQ Listing Rule 5606(c)(2) (the “Rule”), which requires the Company to have an audit committee comprised of at least three independent directors. The Letter noted that, following the Company’s initial public offering (“IPO”) in September 2015, the Company relied on NASDAQ’s rules relating to companies listing in connection with an IPO to have one member of the audit committee of the board of directors who was not an “independent” director under NASDAQ’s rules. The Letter further noted that due to an inadvertent oversight, the Company did not replace the non-independent director on the audit committee with an independent director until March 21, 2017, which exceeded the permitted one year phase-in period. The Letter further stated that, in determining to issue the Letter, the staff of the Listing Qualifications Department of NASDAQ noted that upon discovery of the noncompliance, the Company took prompt action to inform NASDAQ, cure the deficiency and comply with the Rule and that the Company has not demonstrated a pattern or practice of rule violations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOUBLE EAGLE ACQUISITION CORP.

	By:	/s/ Eli Baker
	Name:	Eli Baker
	Title:	Vice President, General Counsel and Secretary

Date: April 14, 2017